EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-38070, 33-38038, 33-38037, 33-46966, 33-77086 and 333-80209 on Form S-8 and
Registration Statement Nos. 33-89030 and 333-71287 on Form S-3 of The Chalone Wine Group, Ltd., of our report dated May 26, 2000 appearing in the Annual Report on Form 10-K of The Chalone Wine Group, Ltd. for the year ended March 31, 2000.




June 29, 2000